Exhibit 5.1

[LETTERHEAD OF LIONEL SAWYER & COLLINS]

November 2, 2005

Nationwide Financial Solutions, Inc.
3231 S. Country Club Way, Suite 102
Tempe, Arizona 85282

RE:	REGISTRATION STATEMENT OF FORM S-8

Ladies and Gentlemen:

        We have acted as Special Nevada counsel to Nationwide Financial Solutions, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 6,000,000 shares (the “Shares”) of common stock, $0.0001 par value per share of the Company which may be issued pursuant to the Nationwide Financial Solutions, Inc. Long-Term Equity Incentive Plan (the “Plan”). In connection therewith, we have reviewed the Company’s Articles of Incorporation, bylaws, minutes of appropriate meetings, a copy of the Plan, and other documents and matters we deem appropriate.

        We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

        Based upon that review, it is our opinion that the Shares will be, when issued pursuant to and in accordance with the terms of the Plan, legally issued, fully paid and nonassessable.

        We express no opinion as to the application of the securities or blue sky laws of the various states as to the issuance of the Shares.

        We express no opinion as to the laws of any jurisdiction other than the State of Nevada.

Nationwide Financial Solutions, Inc.
November 2, 2005

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to our firm in the Registration Statement

Very truly yours, /s/ Lionel Sawyer & Collins Lionel Sawyer & Collins